EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FOR ULTICOM:
Joe Hassett, Senior Vice President
Gregory FCA
877-217-3597
JoeH@GregoryFCA.com

Ulticom Announces Fiscal Fourth Quarter and Full Year 2009 Results

MT. LAUREL, N.J., April 20, 2010 -- Ulticom, Inc. (the "Company") (NASDAQ: ULCM News) today announced its financial results for its fiscal fourth quarter and full year 2009.

Revenues for the fourth quarter of fiscal 2009 (three months ended January 31, 2010) were $11.6 million, up 8% sequentially as compared to $10.8 million for the third quarter of fiscal 2009 and up 5% year-over-year as compared to $11.1 million for the fourth quarter of fiscal 2008.  The Company reported a net loss of $0.9 million, or ($0.08) per diluted share, for the fourth quarter of fiscal 2009, as compared to a net loss of $1.6 million, or ($0.15) per diluted share, for the fourth quarter of fiscal 2008.  Results for the fourth quarter of fiscal 2009 and 2008 included $1.1 million and $2.1 million, respectively, of pre-tax costs associated with investigation and restatement activities, corporate development initiatives, workforce reduction, employee retention and non-cash share-based payment expense.  Details of these expenses are listed in the table below.

	Three months ended (Unaudited, in thousands)
	January 31,	January 31,
	2009	2010
Investigation and restatement related expenses	$640	$573
Corporate development related expenses	225	49
Retention and reduction in force expenses	995	412
Non-cash share-based payment expense	276	104

Total expenses	$2,136	$1,138

Revenues for fiscal year 2009 (ended January 31, 2010) were $45.8 million, down 14% from fiscal year 2008 (ended January 31, 2009) revenues of $53.0 million.  The Company reported a net loss of $4.5 million, or ($0.41) per diluted share, for fiscal year 2009, as compared to a net loss of $3.1 million, or ($0.29) per diluted share, for fiscal year 2008.  Results for fiscal years 2009 and 2008 included $8.2 million and $12.0 million, respectively, of pre-tax costs associated with investigation and restatement activities, corporate development initiatives, workforce reduction, employee retention and non-cash share-based payment expense.  Details of these expenses are listed in the table below.

	Twelve months ended (Unaudited, in thousands)
	January 31,	January 31,
	2009	2010
Investigation and restatement related expenses	$4,088	$4,645
Corporate development related expenses	1,722	464
Retention and reduction in force expenses	2,333	2,398
Expired option payments	2,308	0
Non-cash share-based payment expense	1,580	726

Total expenses	$12,031	$8,233

At January 31, 2010, the Company had $78.3 million in cash, cash equivalents and short-term investments, $87.9 million of working capital, and $92.2 million of shareholders’ equity.

Shawn Osborne, President and Chief Executive Officer, said, “Despite a challenging communications equipment market, Ulticom continues to make progress in achieving its major objectives of growing our customer base, enhancing our products and developing new systems solutions.”

Osborne continued, “Ulticom is focused on the growing demand for more advanced signaling solutions that is being driven by the explosion of voice, data and video traffic in next generation wireless networks. In particular, we are aggressively targeting emerging high-value wireless opportunities in broadband access, multimedia transport, subscriber management, and enhanced communication services.   By leveraging Ulticom’s global signaling deployments, exceptional customer service, and proven operational efficiencies, we believe we are well positioned to take advantage of these growth opportunities and to create long term value for our shareholders.”

Conference Call
The Company will host a conference today at 4:30 PM local time to discuss these results and its outlook for 2010 and to hold a question and answer session.  Please use the following dial in number to register your name and company affiliation for the conference call: 888-727-7656. The conference ID# is 2334700. The call will also be carried live on the Investor Relations page of the Company web site at www.ulticom.com and will be available for 90 days.

About Ulticom, Inc.
Ulticom provides service essential signaling component and system solutions for wireless, wireline, and Internet communications. Ulticom's products are used by leading telecommunication equipment and service providers worldwide to deploy broadband mobile access, multimedia transport control, subscriber data management and enhanced communication services. Ulticom is headquartered in Mount Laurel, NJ with additional offices in the United States, Europe, and Asia.

Note: This Press Release contains “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements relating to the Company’s future business performance.  Important factors that could cause actual results to differ materially include those  risks described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 20, 2010.  The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required by the federal securities laws.

Financial Highlights

Financial highlights at and for the three and twelve-month periods ended January 31, 2009 and 2010 appear below. Readers are encouraged to review the Annual Report on Form 10-K filed today for fiscal year 2009, in particular the Consolidated Financial Statements and notes thereto included in Item 15 and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

ULTICOM, INC. AND SUBSIDIARIES
 CONSOLIDATED BALANCE SHEETS
 (In thousands)

	January 31,	January 31,
	2009	2010
ASSETS
Current Assets:
Cash and cash equivalents	$206,771	$13,190
Short-term investments	75,224	65,087
Accounts receivable, net	11,532	10,657
Inventories	1,101	1,019
Prepaid expenses and other current assets	8,059	7,444
Total current assets	302,687	97,397
Property and equipment, net	2,841	1,872
Other assets	1,866	1,411
Deferred income taxes	7,557	6,377
Total assets	$314,951	$107,057

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$8,570	$6,598
Deferred revenue	2,619	2,945
Total current liabilities	11,189	9,543
Long-term Liabilities:
Deferred revenue	4,654	3,682
Unrecognized income tax benefits	2,273	1,640
Other long-term liabilities	369	35
Total long-term liabilities	7,296	5,357
Total shareholders’ equity	296,466	92,157
Total liabilities and shareholders’ equity	$314,951	$107,057

Financial Highlights, continued

ULTICOM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three months ended
	January 31,	January 31,
	2009	2010
Revenues	$11,056	$11,648
Cost of revenues	3,303	2,853
Gross profit	7,753	8,795

Operating expenses:
Research and development	3,641	2,957
Selling, general and administrative	7,679	6,220

Loss from operations	(3,567)	(382)
Interest and other income, net	1,226	434

Loss before income taxes	(2,341)	52
Income tax expense (benefit)	(763)	979
Net loss	$(1,578)	$(927)

Loss per share:
Basic	$(0.15)	$(0.08)
Diluted	$(0.15)	$(0.08)

ULTICOM, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)
	Years ended January 31,
	2008	2009	2010

Product revenues from:
Third parties	$43,081	$37,904	$30,060
Related parties	5,267	4,035	2,790
Total product revenues	48,348	41,939	32,850
Service revenues from:
Third parties	10,495	10,908	12,817
Related parties	167	200	171
Total service revenues	10,662	11,108	12,988
Total revenues	59,010	53,047	45,838

Cost of revenues:
Product costs	10,458	8,780	7,032
Service costs	5,858	5,720	4,959
Total cost of revenues	16,316	14,500	11,991

Gross profit	42,694	38,547	33,847

Operating expenses:
Research and development	16,363	16,288	13,289
Selling, general and administrative	35,523	34,145	27,633
Loss from operations	(9,192)	(11,886)	(7,075)
Interest and other income, net	12,364	7,098	1,953
Income (loss) before income tax benefit	3,172	(4,788)	(5,122)
Income tax benefit	(715)	(1,652)	(627)
Net income (loss)	$3,887	$(3,136)	$(4,495)

Earnings (loss) per share:
Basic	$0.36	$(0.29)	$(0.41)
Diluted	$0.35	$(0.29)	$(0.41)

Weighted average common shares outstanding:
Basic	10,871	10,875	10,896
Diluted	11,051	10,875	10,896

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